UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry Into a Material Definitive Agreement.

On November 22, 2011, NRFC WF Loan, LLC, an indirect wholly owned subsidiary of NorthStar Realty Finance Corp. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association.  The Repurchase Agreement will be used to finance first mortgage loans secured by commercial real estate (“Whole Loans”) as more particularly described in the Repurchase Agreement.  The Repurchase Agreement provides up to $100 million of financing for Whole Loans (the “Facility”).

Advances under the Repurchase Agreement accrue interest at per annum pricing rates ranging from LIBOR plus 2.25% to  LIBOR plus 3.00%, with advance rates of up to 75%, depending on asset type, subject to adjustment and as further described in the Facility. The initial maturity date of the Facility is November 22, 2013, subject to two, one year extensions at the Company’s option, which may be exercised upon the satisfaction of certain conditions set forth in the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company and NorthStar Realty Finance Limited Partnership (the “Operating Partnership”), entered into guaranty agreements (the “Guarantees”), under which the Company and the Operating Partnership guaranty the obligations under the Repurchase Agreement.  Additionally, in connection with the Repurchase Agreement, NRFC Sub-REIT Corp. (“NRFC Sub-REIT”), an indirect wholly owned subsidiary of the Company, provided a Pledge and Security Agreement (the “Pledge”) over its interests in NRFC WF Loan, LLC.

The Repurchase Agreement, the Guarantees and the Pledge contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of these types, and the Repurchase Agreement contains liquidity covenants that require (i) NRFC Sub-REIT to maintain at least $35 million in unrestricted cash or cash equivalents and (ii) NRFC WF Loan, LLC to maintain at least $10 million in unrestricted cash or cash equivalents, in each case at all times during the term of the Facility.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Repurchase Agreement, the Guarantees and the Pledge, which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2011.  Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings given to such terms in the Repurchase Agreement.

ITEM 7.01                                       Regulation FD Disclosure.

NorthStar Realty Finance Corp. (the “Company”) will be making a presentation at the 2011 FBR Fall Investor Conference (the “Conference”) at the Grand Hyatt in New York City on Tuesday, November 29, 2011, at 2:20 p.m. (ET).  A copy of the presentation materials to be presented at the Conference are being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Investor presentation to be made by NorthStar Realty Finance Corp. at the 2011 FBR Fall Investor Conference on November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: November 28, 2011	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor presentation to be made by NorthStar Realty Finance Corp. at the 2011 FBR Fall Investor Conference on November 29, 2011.